EXHIBIT 99.1

Contact:	Dean Ridlon, Investor Relations Director

Phone: 978.640.5309

Email: Investor_Relations@avid.com

Avid Reports Third Quarter 2007 Results

Tewksbury, MA – October 25, 2007 – Avid Technology, Inc. (NASDAQ: AVID) today reported revenue of $226.8 million for the three-month period ended September 30, 2007, compared to $231.2 million for the same period in 2006. GAAP net loss for the quarter was $5.9 million, or $.14 per share, compared to GAAP net income of $3.6 million, or $.08 per diluted share, in the third quarter of 2006.

GAAP net loss in the third quarter of 2007 includes $21.0 million of amortization, stock-based compensation, restructuring costs, other costs and related tax adjustments. Excluding these items, non-GAAP earnings per diluted share were $.37. For the third quarter of 2006, there was $14.3 million of amortization, stock-based compensation, restructuring recoveries, in-process research and development, and related tax adjustments included in GAAP net income. Excluding these items, non-GAAP earnings per diluted share were $.42 in the third quarter of 2006.

The company’s cash balance increased to $197.2 million at September 30, 2007 primarily due to operating cash flow.

“Given the initiatives we have undertaken, we are pleased with this quarter’s results,” said Nancy Hawthorne, Avid’s interim chief executive officer. “We remain focused on enhancing Avid’s profitability by improving all aspects of the company’s operations.

“Our professional video business had a solid quarter with stable revenue and improved profitability sequentially as we recognized some large deals from our backlog and had a modest increase in our run rate business,” continued Hawthorne. “Audio performed well as strength in studio and live mixing consoles and products serving the home/hobbyist studio market offset weakness in core Pro Tools|HD upgrades and M-Audio. Finally, in consumer the PC-based TV viewing products were strong and the launch of the Studio 11 consumer video editor continued to go well.”

Revenue for the nine-month period ended September 30, 2007 was $671.1 million, compared to revenue of $671.5 million for the same period in 2006. GAAP net loss for the first nine months of 2007 was $11.8 million, or $.29 per share, compared to GAAP net income of $9.6 million, or $.22 per diluted share, for the same period in 2006. GAAP net loss for the nine-month period ended September 30, 2007 includes $45.8 million of amortization, stock-based compensation, restructuring costs, other costs and related tax adjustments. Excluding these items, non-GAAP earnings per share were $.82 per diluted share for the first nine months of 2007. GAAP net income for the nine-month period ended September 30, 2006 includes $38.9 million of amortization, stock-based compensation, restructuring costs, in-process research and development, and related tax adjustments. Excluding these items, non-GAAP earnings per diluted share were $1.13 for the first nine months of 2006.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission.  This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  The reconciliation for net income and diluted earnings per share for the three- and nine-month periods ended September 30, 2007 and 2006 are in the tables attached to this press release.

We use non-GAAP financial measures internally to manage our business, for example, in establishing our annual operating budget, in assessing segment operating performance and for measuring performance under our employee incentive compensation plans. Non-GAAP financial measures are used by our management in its operating and financial decision-making because management believes these measures reflect our ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, we believe it is useful for our investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate our current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with our past financial results. The primary limitations associated with our use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect our operations. Our management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s third quarter 2007 financial results will be held today, October 25, 2007, at 5:00 p.m. EDT. The call will be open to the public and can be accessed by dialing (719) 457-2617 and referencing confirmation code 8148060. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investor Relations page under the About Us menu at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to meet customer needs, market acceptance of Avid’s existing and new products, Avid’s ability to recognize revenue in a timely manner, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimate only as of today and should not be relied upon as representing the company’s estimate as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid Technology, Inc.

Avid Technology, Inc. is the world leader in digital nonlinear media creation, management and distribution solutions, enabling film, video, audio, animation, games and broadcast professionals to work more efficiently, productively and creatively. For more information about the company’s Oscar®, Grammy® and Emmy® award-winning products and services, please visit: www.avid.com.

© 2007 Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer and Pro Tools are either registered trademarks or trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design and engineering of the Avid® Film Composer® system for motion picture editing. Digidesign, Avid’s audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development and implementation of its Pro Tools® digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenues:
Products	$198,817	$203,274	$583,630	$595.597
Services	28,009	27,959	87,420	75,932
Total net revenues	226,826	231,233	671,050	671,529

Cost of revenues:
Products	93,397	99,202	279,100	284,382
Services	16,054	13,968	49,487	41,095
Amortization of intangible assets	4,096	6,208	13,329	16,304
Restructuring costs	2,797	–	2,797	–
Total cost of revenues	116,344	119,378	344,713	341,781

Gross profit	110,482	111,855	326,337	329,748

Operating expenses:
Research and development	36,471	35,250	112,657	106,363
Marketing and selling	48,832	50,641	157,031	153,136
General and administrative	20,514	16,021	56,064	47,011
Amortization of intangible assets	3,432	3,298	10,295	10,940
Restructuring costs (recoveries), net	6,297	(1,620)	8,072	(554)
In-process research and development	–	569	–	879
Total operating expenses	115,546	104,159	344,119	317,775

Operating income (loss)	(5,064)	7,696	(17,782)	11,973
Interest and other income (expense), net	1,980	1,832	5,898	5,683
Income (loss) before income taxes	(3,084)	9,528	(11,884)	17,656

Provision for (benefit from) income taxes, net	2,769	5,935	(52)	8,018

Net income (loss)	$(5,853)	$3,593	$(11,832)	$9,638

Net income (loss) per common share – basic	$(0.14)	$0.09	$(0.29)	$0.23

Net income (loss) per common share – diluted	$(0.14)	$0.08	$(0.29)	$0.22

Weighted-average common shares outstanding – basic	40,798	41,531	40,963	41,978

Weighted-average common shares outstanding – diluted	40,798	42,281	40,963	42,845

AVID TECHNOLOGY, INC.

(unaudited - in thousands, except per share data)

Segment revenue and operating income (loss):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Professional Video:
Revenues	$118,855	$126,579	$351,844	$361,642
Operating income	9,976	14,711	13,892	33,111

Audio:
Revenues	$77,320	$74,189	$233,006	$221,199
Operating income	7,797	8,391	21,495	26,481

Consumer Video:
Revenues	$30,651	$30,465	$86,200	$88,688
Operating loss	(1,877)	(2,625)	(5,210)	(7,006)

Total:
Total segment revenues	$226,826	$231,233	$671,050	$671,529
Total segment operating income	15,896	20,477	30,177	52,586

Reconciliation of GAAP operating income (loss) to Non-GAAP operating income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Consolidated GAAP operating income (loss)	$(5,064)	$7,696	$(17,782)	$11,973

Adjustments to reconcile to Non-GAAP operating income:
Amortization of intangible assets	7,528	9,506	23,624	27,244
Stock-based compensation	3,988	4,326	12,091	13,044
Restructuring costs (recoveries), net	9,094	(1,620)	10,869	(554)
Other costs	350	–	1,375	–
In-process research and development	–	569	–	879
Total operating income for reportable segments	$15,896	$20,477	$30,177	$52,586

AVID TECHNOLOGY, INC.

(unaudited - in thousands, except per share data)

Reconciliation of GAAP net income (loss) to Non-GAAP net income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

GAAP net income (loss)	$(5,853)	$3,593	$(11,832)	$9,638

Adjustments to reconcile to Non-GAAP net income:
Amortization of intangible assets	7,528	9,506	23,624	27,244
Stock-based compensation	3,988	4,326	12,091	13,044
Restructuring costs (recoveries), net	9,094	(1,620)	10,869	(554)
Other costs	350	–	1,375	–
In-process research and development	–	569	–	879
Related tax adjustments	74	1,494	(2,140)	(1,757)
Non-GAAP net income	$15,181	$17,868	$33,987	$48,494

Weighted-average common shares outstanding – diluted	41,234	42,281	41,521	42,845

Non-GAAP net income per common share – diluted	$0.37	$0.42	$0.82	$1.13

Stock-based compensation, which relates to adoption of SFAS 123R, the acquisition of M-Audio, and the issuance of restricted stock and restricted stock units in 2006 and 2007, is comprised of the following:

Stock-based compensation included in:	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Cost of products revenues	$182	$128	$505	$398
Cost of services revenues	248	196	696	623
Research and development expense	1,018	1,252	3,415	3,802
Marketing and selling expense	1,092	1,190	3,228	3,638
General and administrative expense	1,448	1,560	4,247	4,583
	$3,988	$4,326	$12,091	$13,044

AVID TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited - in thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$197,239	$172,107
Accounts receivable, net of allowances of $19,164 and $23,087
at September 30, 2007 and December 31, 2006, respectively	140,363	138,578
Inventories	133,732	144,238
Prepaid and other current assets	33,336	29,016
Total current assets	504,670	483,939

Property and equipment, net	45,780	40,483
Intangible assets, net	78,425	102,048
Goodwill	360,550	360,143
Other assets	11,983	10,421
Total assets	$1,001,408	$997,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,442	$34,108
Accrued expenses and other current liabilities	91,262	88,331
Deferred revenues	82,159	73,743
Total current liabilities	208,863	196,182

Long-term liabilities	19,029	20,471
Total liabilities	227,892	216,653

Stockholders’ equity:
Common stock	423	423
Additional paid-in capital	964,330	952,763
Accumulated deficit	(158,799)	(134,708)
Treasury stock at cost, net of reissuances	(44,536)	(43,768)
Accumulated other comprehensive income	12,098	5,671
Total stockholders’ equity	773,516	780,381
Total liabilities and stockholders’ equity	$1,001,408	$997,034